                                                                    Exhibit 24.2

                                  ORBIMED ADVISORS LLC
                                   POWER OF ATTORNEY
                        SECTION 13 AND 16 REPORTING OBLIGATIONS

        Know all by these presents, that the undersigned, OrbiMed Advisors LLC, hereby constitutes and appoints Douglas Coon as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in the undersigned's name, place and stead, to:

        (1)    sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on its behalf or in its capacity as a managing member of any partnership or limited liability company, pursuant to Section 13 or 16 of the Securities Exchange Act of 1934, as amended;

        (2)    file the same (including any amendments thereto), with all exhibits thereto, and any other documents in connection therewith, with the
Securities and Exchange Commission, and any stock exchange or similar authority;
and

        (3)    take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

        The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-
in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

        This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of the date written below.

Date: June 15, 2018

                                        OrbiMed Advisors LLC

                                        By: /s/ Jonathan T. Silverstein
                                            ------------------------------------
                                        Name: Jonathan T. Silverstein
                                        Title: Member of OrbiMed Advisors LLC

                                        By: /s/ Sven H. Borho
                                            ------------------------------------
                                        Name: Sven H. Borho
                                        Title: Member of OrbiMed Advisors LLC

                                        By: /s/ Carl L. Gordon
                                            ------------------------------------
                                        Name: Carl L. Gordon
                                        Title: Member of OrbiMed Advisors LLC